                                                            EXHIBIT (b)(4)(i)(B)

THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NORTH AMERICA
--------------------------------------------------------------------------------

  EXECUTIVE OFFICE:           ANNUITY SERVICE OFFICE:           HOME OFFICE
116 Huntington Avenue              P.O. Box 9230            Wilmington, Delaware
   Boston, MA 02116            Boston, MA 02205-9230
                                  1-800-344-1029

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   We Agree to pay the benefits of this Contract in accordance with its terms.

  This Contract is issued in consideration of the Application and the Purchase
                                   Payments.



                             TEN DAY RIGHT TO REVIEW

The Contract Owner may cancel the Contract by returning it to our Annuity Service Office or agent at any time within 10 days after receipt of the Contract. Within 7 days of receipt of the Contract by Us, we will pay the Contract Value, computed at the end of the Valuation Period during which the Contract is received by Us, to the Contract Owner.


  Signed for the Company at its Executive Office, Boston, Massachusetts, on the
                                 Contract Date.

                DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 8
                  DETAILS OF FIXED ACCOUNT PROVISION ON PAGE 9



          Vice President                                     President


    Flexible Purchase Payment Deferred Combination Fixed and Variable Annuity
                                Non-Participating



ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.



207-VFA

INTRODUCTION

This is a flexible purchase payment deferred combination fixed and variable annuity. This Contract provides that prior to the Maturity Date, the Contract Value for an Owner will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.

The variable portion of the Contract will vary with the investment performance of an Owner's Variable Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If you select annuity payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Purchase Payments among one or more Investment Options. The Investment Options are identified in the Application and on the Contract Specifications Page.

TABLE OF CONTENTS


Contract Specifications Page                                                Page

PART  1 - DEFINITIONS                                                         1

PART  2 - GENERAL PROVISIONS                                                  3

PART  3 - OWNERSHIP                                                           5

PART  4 - BENEFITS                                                            5

PART  5 - PURCHASE PAYMENTS                                                   7

PART  6 - VARIABLE ACCOUNT PROVISIONS                                         8

PART  7 - FIXED ACCOUNT PROVISIONS                                            9

PART  8 - ANNUITY PROVISIONS                                                 11

PART  9 - TRANSFERS                                                          12

PART 10 - WITHDRAWAL PROVISIONS                                              13

PART 11 - CHARGES AND DEDUCTIONS                                             15

PART 12 - LOAN PROVISION                                                     16

PART 13 - PAYMENT OF CONTRACT BENEFITS                                       17

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:             NON-QUALIFIED
CONTRACT DATE:                 10/21/1997         MATURITY DATE:     10/21/2027
INITIAL PURCHASE PAYMENT:      $10,000.00         CONTRACT NUMBER:    000000007

INITIAL ALLOCATION OF NET PURCHASE PAYMENT: (SEE REVERSE FOR ALL AVAILABLE
                                             OPTIONS)

FIXED INVESTMENT OPTIONS                         INITIAL INTEREST       INITIAL GUARANTEE
                                                       RATE              PERIOD EXPIRES
1 YEAR FIXED                       50.00%              4.10%              10/21/1998


VARIABLE INVESTMENT OPTIONS:

EQUITY                             50.00%



                                  ------
TOTAL                             100.00%


OWNER:                        JOHN DOE  CO-OWNER:
ANNUITANT:                    JOHN DOE  AGE:                                  55
CO-ANNUITANT:                           BENEFICIARY:           SEE ATTACHED LIST

                          AVAILABLE INVESTMENT OPTIONS

FIXED INVESTMENT OPTIONS

      1 Year Fixed
      3 Year Fixed
      6 Year Fixed

VARIABLE INVESTMENT OPTIONS

      Pacific Rim Emerging Markets          Manufacturers Adviser Corporation
      Science & Technology                  T. Rowe Price Associates, Inc.
      International Small Cap               Founders Asset Management, Inc.
      Emerging Growth                       Warburg, Pincus Counsellors, Inc.
      Pilgrim Baxter Growth                 Pilgrim Baxter & Associates
      Small/Mid Cap                         Fred Alger Management, Inc.
      International Stock                   Rowe Price-Fleming International, Inc.
      Worldwide Growth                      Founders Asset Management, Inc.
      Global Equity                         Morgan Stanley Asset Management Inc.
      Small Company Value                   Rosenberg Institutional Equity
      Growth                                Founders Asset Management, Inc.
      Equity                                Fidelity Management Trust Company
      Quantitative Equity                   Manufacturers Adviser Corporation
      Blue Chip Growth                      T. Rowe Price Associates, Inc.
      Real Estate Securities                Manufacturers Adviser Corporation
      Value                                 Miller Anderson & Sherrerd, LLP
      International Growth & Income         J.P. Morgan Investment Management Inc.
      Growth and Income                     Wellington Management Company, LLP
      Equity-Income                         T. Rowe Price Associates, Inc.
      Balanced                              Founders Asset Management, Inc.
      Aggressive Asset Allocation           Fidelity Management Trust Company
      High Yield                            Miller Anderson & Sherrerd, LLP
      Moderate Asset Allocation             Fidelity Management Trust Company
      Conservative Asset Allocation         Fidelity Management Trust Company
      Strategic Bond                        Salomon Brothers Asset Management Inc.
      Global Government Bond                Oechsle International Advisors, L.P.
      Capital Growth Bond                   Manufacturers Adviser Corporation
      Investment Quality Bond               Wellington Management Company, LLP
      U.S. Government Securities            Salomon Brothers Asset Management Inc.
      Money Market                          Manufacturers Adviser Corporation

      Lifestyle Portfolios:                 Manufacturers Adviser Corporation
              Conservative 280
              Moderate 460
              Balanced 640
              Growth 820
              Aggressive 1000

                             BENEFICIARY INFORMATION


Please find below the Beneficiary Information for contract number, 000000007, currently on file at The Manufacturers Life Insurance Company of North America:

Jane Doe

Administrative Charge      $30.00 deducted on each Contract Anniversary

Withdrawal Charge             Number of Complete Years
                                Purchase Payment Has         Withdrawal Charge
                                  Been in Contract               Percentage
                              ------------------------       -----------------
                                          0                             6%
                                          1                             6%
                                          2                             5%
                                          3                             4%
                                          4                             3%
                                          5                             2%
                                         6+                             0%


WITHIN 15 YEARS OF THE MATURITY DATE, NO PURCHASE PAYMENT MAY BE APPLIED TO THE 3-YEAR OR 6-YEAR INVESTMENT OPTIONS. WITHIN 6 YEARS OF THE MATURITY DATE, NO PURCHASE PAYMENT MAY BE APPLIED TO THE 1-YEAR INVESTMENT OPTION.

                            DEATH BENEFIT ENDORSEMENT

PART 4, BENEFITS, DEATH BENEFIT BEFORE MATURITY DATE of the Flexible Purchase Payment Deferred Combination Fixed and Variable Annuity to which this Endorsement is attached is replaced as follows:

DEATH BENEFIT BEFORE          DEATH OF ANNUITANT WHERE YOU ARE NOT THE
MATURITY DATE                 ANNUITANT. We will pay the death benefit to the
                              Beneficiary if you are not the Annuitant and the Annuitant dies before the Maturity Date. Payment will be made either as a lump sum or in accordance with any Annuity Option described in this Contract. If there is more than one Annuitant, the death benefit will be paid on the death of the last surviving Co-Annuitant. Upon the death of the Annuitant, the Beneficiary becomes the Owner of the Contract and may elect to continue the Contract rather than to receive payment of the death benefit.

                              DEATH OF ANNUITANT WHERE YOU ARE THE ANNUITANT. We will pay the death benefit to the Beneficiary if you are the Annuitant, there is no surviving Co-Annuitant, and you die before the Maturity Date. The Beneficiary becomes entitled to exercise ownership rights in the Contract and may continue the Contract. If this is a Non-Qualified Contract, the following special distribution rules apply. Distribution of the Beneficiary's interest in the Contract must be made within 5 years after your death or as an annuity which begins within one year of death and is payable over the life of the Beneficiary (or over a period not in excess of the Beneficiary's life expectancy). If your spouse is the Beneficiary, your spouse may elect to be treated as Owner and distribution will be made no later than the date on which distribution would be required after the death of your spouse. If you are the Annuitant, there is a surviving Co-Annuitant, and you die before the Maturity Date, payment of your interest in the Contract will be made in accordance with the Death of Owner provision of this Contract.

                              DEATH BENEFIT. A death benefit will be determined as of the date on which written notice and proof of death and all required claim forms are received at the Company's Annuity Service Office as follows:

                              1. If the Annuitant dies on or prior to the first of the month following his or her 85th birthday, the death benefit will be determined as follows:

                                  a) During the first Contract Year, the death benefit will be the greater of:

                                       i)   the Contract Value, or

                                       ii)  the sum of all Purchase Payments
                                            made, less any amount deducted in
                                            connection with partial withdrawals.

                                  b) During any subsequent Contract Year, the death benefit will be the greater of:

                                       i)   the Contract Value, or

                                       ii)  the death benefit on the last day of
                                            the previous Contract Year plus any
                                            Purchase Payments made and less any
                                            amounts deducted in connection with
                                            partial withdrawals since then.

                              2. If the Annuitant dies after the first of the month following his or her 85th birthday, the death benefit will be determined as the greater of:

                                  a)   the Contract Value, or

                                  b)   the excess of (i) over (ii) where:

                                       i)   the sum of all Purchase Payments.

                                       ii)  the sum of all withdrawals,
                                            including any applicable withdrawal
                                            charges.

                              DEATH OF OWNER. If you die before the Annuitant and before the Maturity Date, the Successor Owner will become the Owner of the Contract and will be entitled to your interest in the Contract. If this is a Non-Qualified Contract, the following special distribution rules apply. Distribution of such interest must be made within 5 years after your death or as an annuity which begins within one year of death and is payable over the life of the Successor Owner (or over a period not in excess of the Successor Owner's life expectancy). If your spouse is the Successor Owner, your spouse will be treated as Owner and distribution will be made no later than the date distribution would be required after the death of your spouse. If you are not an individual, the death of the Annuitant or Co-Annuitant, or any change in the Annuitant or Co-Annuitant will be treated as the death of the Owner.

                              If there is more than one Owner, distributions will occur upon the death of any Owner. If both Owners are individuals, the distributions will be made to the remaining Owner rather than the Successor Owner or the Beneficiary.

                              If there is any Debt, the death benefit equals the amount described above less the Debt under the Contract.



Endorsed on the Date of Issue of this Contract.


THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA



Vice-President

PART 1                        DEFINITIONS

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ACCUMULATION UNIT             A unit of measure that is used to calculate the
                              value of the variable portion of the Contract before the Maturity Date.

ANNUITANT                     Any natural person or persons whose life is used
                              to determine the duration of annuity payments involving life contingencies. If you name more than one person as an "Annuitant", the second person named shall be referred to as "Co-Annuitant." All provisions based on the date of death of the "Annuitant" will be based on the last to survive of the "Annuitant" or "Co-Annuitant." The "Annuitant" and "Co-Annuitant" will be collectively referred to as "Annuitant" in this Contract. The Annuitant is as specified in the Application, unless changed.

ANNUITY OPTION                The method selected by you for annuity payments
                              made by us. At the Maturity Date, we will provide a Fixed Annuity with payments guaranteed for 10 years and for the lifetime of the Annuitant, if later, unless a different Annuity Option is selected by you.

ANNUITY SERVICE OFFICE        Any office designated by us for the receipt of
                              Purchase Payments and processing of Contract Owner requests.

ANNUITY UNIT                  A unit of measure that is used after the Maturity
                              Date to calculate Variable Annuity payments.

BENEFICIARY                   The person or persons entitled to the death
                              benefit under this Contract upon the death of the Annuitant. The Beneficiary is as specified in the Application, unless changed.

CONTINGENT BENEFICIARY        The person or persons to become the Beneficiary if
                              the Beneficiary is not alive. The Contingent
                              Beneficiary is as specified in the Application, unless changed.

CONTRACT ANNIVERSARY          The anniversary of the Contract Date.

CONTRACT DATE                 The date of issue of the Contract.

CONTRACT VALUE                The total of the Investment Account Values and, if
                              applicable, any amount in the Loan Account attributable to the Contract.

CONTRACT YEAR                 The period of twelve consecutive months beginning
                              on the Contract Date or any anniversary
                              thereafter.

DEBT Any amounts in the Loan Account attributable to the Contract plus any accrued loan interest. The loan provision is applicable to Qualified Contracts only.

FIXED ANNUITY                 An Annuity Option with payments which are
                              predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT               All the assets of The Manufacturers Life Insurance
                              Company of North America other than assets in separate accounts.

INVESTMENT ACCOUNT            An account established by us which represents your
                              interest in an Investment Option prior to the Maturity Date.

INVESTMENT ACCOUNT VALUE      The value of your investment in an Investment
                              Account.

INVESTMENT OPTIONS            The Investment Options can be either fixed or
                              variable. The Investment Options available under this Contract are shown on the Contract
                              Specifications Page.

LOAN ACCOUNT                  The portion of the General Account that is used
                              for collateral when a loan is taken.

MARKET VALUE CHARGE           A charge that may be assessed if amounts are
                              withdrawn or transferred from the 3-year or 6-year
                              Investment Options prior to the end of the interest rate guarantee period.

MATURITY DATE                 The date on which annuity benefits commence. It is
                              the date specified on the Contract Specifications
                              Page, unless changed.

NET PURCHASE PAYMENT          The Purchase Payment less the amount of premium
                              tax, if any, deducted from the Purchase Payment.

NON-QUALIFIED CONTRACTS       Contracts which are not issued under Qualified
                              Plans.

OWNER OR CONTRACT OWNER       The person, persons or entity entitled to the
                              ownership rights under this Contract. The owner is as specified in the Application, unless changed.

PORTFOLIO OR TRUST            A separate portfolio of Manufacturers Investment
PORTFOLIO                     Trust, a mutual fund in which the Variable Account
                              invests, or any successor mutual fund.

PURCHASE PAYMENT              An amount paid to us by you as consideration for
                              the benefits provided by the Contract.

QUALIFIED CONTRACTS           Contracts issued under Qualified Plans.

QUALIFIED PLANS               Retirement Plans which receive favorable tax
                              treatment under section 401, 403, 408 or 457, of the Internal Revenue Code of 1986, as amended.

SEPARATE ACCOUNT              A segregated account of The Manufacturers Life
                              Insurance Company of North America that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)                One or more of the Sub-Accounts of the Variable
                              Account. Each Sub-Account is invested in shares of a different Trust Portfolio.

SUCCESSOR OWNER               The person, persons or entity to become the Owner
                              if the Owner dies prior
                              to the Maturity Date. The Successor Owner is as specified in the Application, unless changed. If no Successor Owner is designated, or the Successor
                              Owner dies before the Owner, the Owner's estate is the Successor Owner.

VALUATION DATE                Any date on which the New York Stock Exchange is
                              open for business and the net asset value of a Trust Portfolio is determined.

VALUATION PERIOD              Any period from one Valuation Date to the next,
                              measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT              The Manufacturers Life Insurance Company of North
                              America Separate Account A, which is a separate account of The Manufacturers Life Insurance
                              Company of North America.

VARIABLE ANNUITY              An Annuity Option with payments which: (1) are not
                              predetermined or guaranteed as to dollar amount, and (2) vary in relation to the investment experience of one or more specified variable
                              Sub-Accounts.

WE AND YOU                    "We", "us" and "our" means The Manufacturers Life
                              Insurance Company of North America. "You" or
                              "your" means the Owner of this Contract.


PART 2                        GENERAL PROVISIONS

--------------------------------------------------------------------------------

ENTIRE CONTRACT               This Contract and any Contract endorsements and
                              attached copy of the Application are the entire
                              Contract. Only our President, Vice-President or
                              Secretary may agree to change or waive any provisions of the Contract. The change or waiver must be in writing.

                              We will not change or modify this Contract without your consent except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency.

                              The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which the Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the department of Insurance in the state in which the Contract is issued, if required by law.

BENEFICIARY                   The Beneficiary is the person or persons to whom
                              benefits will be paid upon death of the Annuitant.
                              Unless otherwise indicated, the Beneficiary will be revocable. A revocable Beneficiary may be changed by you. If changed, the Beneficiary is as shown in the latest change. Prior to the Maturity
                              Date, if no Beneficiary survives the Annuitant, you or your estate will be the Beneficiary. The interest of any revocable Beneficiary is subject to that of any assignee.

                              If more than one Beneficiary is designated, the interest of a Beneficiary who dies before any other Beneficiary will pass to the surviving Beneficiaries in proportion to their share in the benefits unless otherwise provided.

CHANGE IN MATURITY DATE       Prior to the Maturity Date, you may change the
                              Maturity Date by written request at least one month before both the previously specified
                              Maturity

                              Date and the new Maturity Date. After the election, the new Maturity Date will become the Maturity Date. The maximum Maturity Date will be the first of the month following the Annuitant's eighty-fifth birthday. A change in the Maturity Date may restrict the availability of the fixed Investment Options.

ASSIGNMENT                    You may assign this Contract at any time during
                              the lifetime of the Annuitant and prior to the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us and received at our Annuity Service Office. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.
                              A Qualified Contract may not be assigned to any person other than the employer.

CLAIMS OF CREDITORS           To the extent permitted by law, no payments under
                              this Contract will be subject to the claims of your, the Beneficiary's or the Annuitant's creditors.

MISSTATEMENT AND PROOF        We may require proof of age, sex or survival of
OF AGE, SEX OR SURVIVAL       any person upon whose age, sex or survival any
                              payments depend. If the age or sex of the Annuitant has been misstated, the benefits will be those which the Purchase Payments would have provided for the correct age and sex. If we have made incorrect annuity payments, the amount of any underpayment will be paid immediately. The amount of any overpayment will be deducted from future annuity payments.

ADDITION, DELETION            We reserve the right, subject to compliance with
SUBSTITUTION OF INVESTMENT    applicable law, to make additions to, deletions
                              from, or substitutions for the Portfolio shares that are held by the Variable OPTIONS Account or that the Variable Account may purchase. We reserve the right to eliminate the shares of any of the eligible Portfolios and to substitute shares of another Portfolio of the Trust, or of another open-end registered investment company, if the shares of any eligible Portfolio are no longer available for investment, or if in our judgment further investment in any eligible Portfolio should become inappropriate in view of the purposes of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-Account without notice to you and prior approval of the Securities and Exchange
                              Commission to the extent required by the Investment Company Act of 1940. Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between shares of another open-end investment company.

                              We reserve the right to establish additional
                              Sub-Accounts which would invest in shares of a new Portfolio of the Trust or in shares of another open-end investment company. We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

NON-PARTICIPATING             Your Contract is non-participating and will not
                              share in our profits or surplus earnings. We will pay no dividends on your Contract.

REPORTS At least once each year we will send you a report containing information required by the Investment Company Act of 1940 and applicable state law.

INSULATION                    The portion of the assets of the Variable Account
                              equal to the reserves and other contract liabilities with respect to such account are not chargeable with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against such account without regard to our other income, gains or losses.

OWNERSHIP OF ASSETS           We shall have exclusive and absolute ownership and
                              control of our assets, including the assets of the Variable Account.

CURRENCY AND PLACE OF         All payments made to or by us shall be made in the
PAYMENTS                      lawful currency of the United States of America.
                              Payments to us or by us shall be made at the Annuity Service Office or elsewhere if we consent.

NOTICES AND ELECTIONS         To be effective, all notices and elections you
                              make under this Contract must be in writing, signed by you and received by us at our Annuity
                              Service Office. Unless otherwise provided, all notices, requests and elections will be effective when received by us, complete with all necessary information and your signature, at our Annuity
                              Service Office.

GOVERNING LAW                 This Contract will be governed by the laws of the
                              jurisdiction where your Application is signed.


PART 3                        OWNERSHIP

--------------------------------------------------------------------------------

GENERAL During the Annuitant's lifetime and prior to the Maturity Date, the Owner of this Contract shall be the person so named in the Application or the latest change filed with us. On and after the Maturity Date, the Annuitant is the Owner of the Contract. After the Annuitant's death, the beneficiary is the Owner of the Contract.

CHANGE OF OWNER,              Subject to the rights of an irrevocable
ANNUITANT, BENEFICIARY        Beneficiary, you may change the Owner, Annuitant,
                              or Beneficiary during the Annuitant's lifetime by written request in a form acceptable to us and which is received at our Annuity Service Office.
                              The Annuitant may not be changed after the Maturity Date. You need not send us the Contract unless we request it. Any change must be approved by us. If approved, it will take effect on the date you signed the request. We will not be liable for any payments or actions we take before the change is approved.

                              In the case of the Qualified Contracts, ownership of the Contract generally may not be transferred except by the trustee of an exempt employees' trust which is part of a retirement plan qualified under section 401 of the Internal Revenue Code. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the employer.

PART 4                        BENEFITS
--------------------------------------------------------------------------------


ANNUITY BENEFITS              We will pay a monthly income to the Annuitant, if
                              living, on the Maturity Date. Payments can be fixed or variable, or a combination of fixed and variable. Annuity benefits will commence on the Maturity Date and continue for the period of time provided for under the Annuity Option selected.

                              We may pay the Contract Value, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

                              On or before the Maturity Date you must select how the Contract Value will be used to provide the monthly income. You may select a Fixed or Variable Annuity. We will provide a Fixed Annuity with payments guaranteed for 10 years and for the lifetime of the Annuitant, if later, unless you elect a different settlement option.

                              If a Variable Annuity is used, the amount of the first monthly annuity payment will be obtained from the appropriate option table under the "Payment of Contract Benefits" Section. Subsequent monthly annuity payments will vary based on the investment experience of the Sub-Account(s) used to effect the annuity. The method used to calculate the amount of the initial and subsequent payments is described under the "Variable Annuity Payments" Section of Part 8.

DEATH BENEFIT BEFORE          DEATH OF ANNUITANT WHERE YOU ARE NOT THE
MATURITY DATE                 ANNUITANT. We will pay the minimum death benefit,
                              less any Debt, to the Beneficiary if you are not the Annuitant and the Annuitant dies before the Maturity Date. Payment will be made either as a lump sum or in accordance with any Annuity Option described in this Contract. If there is more than one Annuitant, the minimum death benefit will be paid on the death of the last surviving
                              Co-Annuitant. Upon the death of the Annuitant, the Beneficiary becomes the Owner of the Contract and may elect to continue the Contract rather than to receive payment of the minimum death benefit.

                              DEATH OF ANNUITANT WHERE YOU ARE THE ANNUITANT. We will pay the minimum death benefit, less any debt, to the Beneficiary if you are the Annuitant, there is no surviving Co-Annuitant and you die before the Maturity Date. The Beneficiary becomes entitled to exercise ownership rights in the Contract and may continue the Contract. If this is a Non-Qualified Contract, the following special distribution rules apply. Distribution of the Beneficiary's interest in the Contract must be made within 5 years after your death or as an annuity which begins within one year of death and is payable over the life of the Beneficiary (or over a period not in excess of the Beneficiary's life expectancy). If your spouse is the Beneficiary, your spouse may elect to be treated as Owner and distribution will be made no later than the date on which distribution would be required after the death of your spouse. If you are the Annuitant, there is a surviving Co-Annuitant, and you die before the Maturity Date, payment of your interest in the Contract will be made in accordance with the Death of Owner provision of this Contract.

                              MINIMUM DEATH BENEFIT. If the Annuitant dies on or prior to the first of the month following his or her 85th birthday, the minimum death benefit will be determined as follows:

                              (1.)  During the first 6 Contract Years, the
                                    minimum death benefit will be the greater of:

                                    a)  the Contract Value on the date that due
                                        proof of death is received at the
                                        Annuity Service Office, or

                                    b)  the sum of all Purchase Payments made,
                                        less any amount deducted in connection
                                        with partial withdrawals.

                              (2.)  During any subsequent 6 Contract Year
                                    period, the minimum death benefit will be the greater of:



                                    a)  the Contract Value on the date that due
                                        proof of death is received at the
                                        Annuity Service Office, or

                                    b)  the minimum death benefit on the last
                                        day of the previous 6 Contract Year
                                        period plus any Purchase Payments made
                                        and less any amount deducted in
                                        connection with partial withdrawals
                                        since then.


                              If the Annuitant dies after the first of the month following his or her 85th birthday, the minimum death benefit will be the Contract Value on the date that due proof of death is received at the Annuity Service Office.

                              Death of Owner. If you die before the Annuitant and before the Maturity Date, the Successor Owner will become the Owner of the Contract and will be entitled to your interest in the Contract (the amount payable on total withdrawal). If this is a Non-Qualified Contract, the following special distribution rules apply. Distribution of such interest must be made within 5 years after your death or as an annuity which begins within one year of death and is payable over the life of the Successor Owner (or over a period not in excess of the Successor Owner's life expectancy). If your spouse is the Successor Owner, your spouse will be treated as Owner and distribution will be made no later than the date distribution would be required after the death of your spouse. If you are not an individual, the death of the Annuitant or Co-Annuitant, or any change in the Annuitant or Co-Annuitant will be treated as the death of the Owner.

                              If there is more than one Owner, distributions will occur upon the death of any Owner. If both Owners are individuals, the distributions will be made to the remaining Owner rather than the Successor Owner or the Beneficiary.

DEATH BENEFIT ON OR           If annuity payments have been selected based on an
AFTER MATURITY DATE           Annuity Option providing for payments for a
                              guaranteed period, and the Annuitant dies on or after the Maturity Date, we will make the remaining guaranteed payments to the Beneficiary.
                              Such payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the

                              Annuitant and the Beneficiary.

PROOF OF DEATH                Due proof of death is required upon the death of
                              the Annuitant or the Owner. Due proof of death is one of the following received at the Annuity
                              Service Office within 1 year of the date of death;

                              (a) A certified copy of a death certificate.

                              (b) A certified copy of a decree of a court of
                                  competent jurisdiction as to the finding of death.

                              (c) Any other proof satisfactory to us.

PART 5                        PURCHASE PAYMENTS

--------------------------------------------------------------------------------

GENERAL All Purchase Payments under this Contract are payable at our Annuity Service Office or such other place as we may designate.

                              The minimum Purchase Payment will be $30. However, at least $300 must be paid during the first Contract Year. Purchase Payments may be made at any time, except for any Purchase Payment received by us within 15 years of the Maturity Date, no Purchase Payment may be applied to the 1-year Investment Option.

                              If a Purchase Payment would cause the Contract Value to exceed $1,000,000, or the Contract Value already exceeds $1,000,000, no additional Purchase Payments will be accepted without our prior approval.

NONPAYMENT OF PURCHASE        If,  prior to the  Maturity  Date,  no Purchase
PAYMENTS FOR TWO YEARS        Payments  are made for two  consecutive Contract
                              Years, and if both:

                              (a) the total Purchase Payments made, less any
                                  partial withdrawals, are less than $2,000; and

                              (b) the Contract value at the end of such two year
                                  period is less than $2,000; we may cancel the Contract and pay you the Contract Value (measured as of the Valuation Period during which the cancellation occurs), less the Debt and administration fee.


ALLOCATION OF NET             When we receive  Purchase  Payments,  the Net
PURCHASE PAYMENTS             Purchase Payments will be allocated among
                              Investment Options in accordance with the allocation percentages shown in the Application.
                              You may change the allocation of subsequent
                              Purchase Payments at any time, without charge, by giving us written notice. Within 15 years of the Maturity Date, no Purchase Payments may be applied to the 3-year or 6-year Investment Options. Within
                              6 years of the Maturity Date, no Purchase Payment may be applied to the 1-year fixed Investment
                              Option.

PART 6                        VARIABLE ACCOUNT PROVISIONS

--------------------------------------------------------------------------------

INVESTMENT ACCOUNT            We will establish a separate Investment Account
                              for you for each variable Investment Option to which you allocate amounts. The Investment Account represents the number of your Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT VALUE      The Investment Account Value of an Investment
                              Account is determined by (a) times (b) where:

                              (a) equals the number of Accumulation Units
                                  credited to the Investment Account, and

                              (b) equals the value of the appropriate
                                  Accumulation Unit.


ACCUMULATION UNITS            We will credit Net Purchase Payments to your
                              Investment Accounts in the form of Accumulation
                              Units. The number of Accumulation Units to be credited to each Investment Account of the Contract will be determined by dividing the Net
                              Purchase Payment allocated to that Investment
                              Account by the Accumulation Unit value for that Investment Account.

                              Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

VALUE OF ACCUMULATION         The Accumulation Unit value for any Valuation
                              Period is determined by multiplying the
                              Accumulation Unit value for the immediately preceding Valuation Period by the "net investment factor" for the Investment Account for the Valuation Period for which the value is being determined. The value of an Accumulation Unit may increase, decrease or remain the same from one
                              Valuation Period to the next.

NET INVESTMENT FACTOR         The net investment factor for a variable
                              Investment Account is an index that measures the investment performance of a Sub-Account from one
                              Valuation Period to the next. The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

                              (a) is the net result of:

                                  1)   the net asset value per share of a
                                       Portfolio share held in the Sub-Account
                                       determined as of the end of the current
                                       Valuation Period, plus

                                  2)   the per share amount of any dividend or
                                       capital gain distributions made by the
                                       Portfolio on shares held in the
                                       Sub-Account if the "ex-dividend" date
                                       occurs during the current Valuation
                                       Period, and

                              (b) is the net asset value per share of a
                                  Portfolio share held in the Sub-Account
                                  determined as of the end of the immediately preceding Valuation Period, and

                              (c) is a factor representing the charges deducted
                                  from the Sub-Account on a daily basis. Such factor is equal on an annual basis to 1.40% (1.25% for mortality and expense risks; and 0.15% for administrative expenses).

                              The net investment factor may be greater or less than, or equal to, one.

PART 7                        FIXED ACCOUNT PROVISIONS

--------------------------------------------------------------------------------

INVESTMENT ACCOUNT            We will establish a separate Investment Account
                              for you each time you allocate amounts to a fixed
                              Investment Option. Any amounts you allocate to the same fixed Investment Option on the same day will establish a new Investment Account. Amounts invested in these Investment Accounts will earn interest at the guaranteed rate in effect on the date the amounts are allocated for the duration of the guarantee period.

                              We will determine the guaranteed rate from time to time for new allocations, but in no event will the minimum guaranteed rate under a fixed Investment Account be less than 4%.

                              Guarantee Periods For any amounts allocated to the fixed options, you have the choice of the length of the guarantee period. The amount can be allocated into any combination of the 1-year, 3-year or 6-year guarantee periods, however, within 15 years of the Maturity Date, no Purchase Payment may be applied to the 3-year or 6-year Investment Options. Within 6 years of the Maturity Date, no Purchase Payments may be applied to the 1-year Investment Option.

                              Separate Investment Accounts will be established for each guarantee period. The guarantee period will be the 1-year, 3-year or 6-year period measured from the date the amount is allocated to the Investment Account. Amounts cannot be allocated to a fixed option that would extend the guarantee period beyond the Maturity Date.

                              Renewals The renewal amount is the Investment Account Value at the end of the particular guarantee period.

                              The renewal amount will be automatically renewed in the same Investment Option at the end of the guarantee period, unless you specify otherwise. If renewal in a particular Investment Option would result in the guarantee period for that Investment Account being beyond the Maturity Date, the renewal amount may not be renewed in that Investment Option. The renewal amount will be applied to the longest guarantee period of an Investment Option such that the guarantee period does not extend beyond the Maturity Date. Renewals within 3 years of the Maturity Date will be applied to the 1 Year Investment Option.

INVESTMENT ACCOUNT VALUE      The amount in the Investment Accounts will
                              accumulate at a rate of interest determined by us and in effect on the date the amount is allocated to the Investment Account. The Investment Account
                              Value is the accumulated value of the amount invested in the Investment Account reduced by any withdrawals, loans, transfers or charges taken from the Investment Account.

MARKET VALUE CHARGE           Any amounts withdrawn from a 3-year or a 6-year
                              fixed Investment Account, prior to the end of the guarantee period, may be subject to a Market Value
                              Charge. The Market Value Charge will only apply to amounts withdrawn from a 3-year or 6-year
                              Investment Account pursuant to a partial withdrawal, total withdrawal, transfer or a loan.

                              A Market Value Charge will be calculated separately for each 3-year or 6-year Investment Account affected. The Market Value Charge for a particular Investment Account will be calculated by multiplying the amount withdrawn or transferred from the Investment Account by the adjustment factor described below.

                              The adjustment factor for a particular Investment Account is determined by the following formula:
                              0.75 x (B-A) x C/12

                              Where A, B and C are defined as follows:

                              A -The guaranteed interest rate on the Investment Account.

                              B -The guaranteed interest rate available, on the date the request is processed, for amounts allocated to a new Investment Account with the same length of guarantee period as the Investment Account from which amounts are being withdrawn.

                              C -The number of complete months remaining to the end of the guarantee period.

                              For purposes of this calculation, the maximum difference between "B" and "A" will be 3%. Furthermore, the adjustment factor will never be greater than 2 x (A - 4%) and never less than zero.

                              The total Market Value Charge will be the sum of the Market Value Charges for each Investment Account being withdrawn. For full withdrawals, the Market Value Charge will be calculated on the total amount of each Investment Account, and the total Market Value Charge will be deducted from the amount otherwise payable. For partial withdrawals, the Market Value Charge will be calculated based on the withdrawal amount requested from each Investment Account and the Market Value Charge, if applicable, will be deducted from the remaining Investment Account Value.

                              For transfers (including transfers to the Loan Account pursuant to a loan request) the Market Value Charge, if applicable, will be deducted from the amount transferred.

                              There will be no Market Value Charge on
                              withdrawals from the fixed Investment Accounts in the following situations: (a) death of the Annuitant, (b) amounts withdrawn to pay any fees or charges, (c) amounts applied at the Maturity Date to purchase an annuity at the guaranteed rates in the Annuity Option tables, and (d) amounts withdrawn from 3-year or 6-year Investment Accounts within one month prior to the end of the guarantee period.

                              In no event will the Market Value Charge exceed the earnings attributable to the amount withdrawn from an Investment Account.

                              In no event will the Market Value Charge plus any withdrawal charges for an Investment Account be greater than 10% of the amount transferred or withdrawn.

                              In no event will the Market Value Charge reduce the amount payable on withdrawal or transfer below the amount required under the non-forfeiture laws of the state that has jurisdiction over this Contract.

PART 8                        ANNUITY PROVISIONS

--------------------------------------------------------------------------------

VARIABLE ANNUITY PAYMENTS     The amount of the first variable annuity payment
                              is determined by applying the portion of the Contract Value used to effect a Variable Annuity, measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes), to the appropriate tables(s) contained in this Contract. The annuity payment rates are based on the 1983 Table A projected at Scale G with interest at the rate of 4% per annum and assume births in year 1942.
                              Subsequent payments will be based on the investment performance of one or more Sub-Accounts as you select. The amount of such payments is determined by the number of Annuity Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the Contract Value to effect annuity payments was determined. This number of Annuity Units for each Sub-Account is then multiplied by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.

MORTALITY AND EXPENSE         We  guarantee  that the  dollar  amount of each
GUARANTEE                     variable annuity payment will not be affected by
                              changes in mortality and expense experience.

ANNUITY UNIT VALUE            The value of an Annuity Unit for each Sub-Account
                              for any Valuation Period is determined as follows:

                              (a) The net investment factor for the Sub-Account
                                  for the Valuation Period for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit for the preceding Valuation Period; and

                              (b) The result is adjusted to compensate for the
                                  interest rate assumed in the tables used to determine the first variable annuity payment.

                              The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation Period to the next.

FIXED ANNUITY PAYMENTS        The amount of each fixed annuity payment is
                              determined by applying the portion of the Contract
                              Value used to effect a Fixed Annuity measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes) to the appropriate table contained in this Contract. If the table in use by us on the Maturity Date is more favorable to you, we will use that table.

                              We guarantee the dollar amount of fixed annuity payments.

PART 9                        TRANSFERS

--------------------------------------------------------------------------------

TRANSFERS                     Before the Maturity Date you may transfer amounts
                              among Investment Accounts of the Contract. There is no transaction charge for transfers, however, amounts transferred from a 3-year or 6-year fixed
                              Investment Account prior to the end of the guarantee period may be subject to a Market Value
                              Charge. Amounts will be canceled from the Investment Accounts from which amounts are transferred and credited to the Investment Account to which amounts are transferred. We will effect such transfers so that the Contract Value on the date of transfer will not be affected by the transfer, except for the Market Value Charge, if applicable. We reserve the right to limit, upon notice, the maximum number of transfers you may make per Contract Year to one per month or six at any time within a Contract Year.

                              You must transfer at least $300 or, if less, the entire amount in the Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account of the Contract from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount. We reserve the right to defer, modify or terminate the transfer privilege at any time that we are unable to purchase or redeem shares of the Trust Portfolios.

                              Amounts may not be transferred from a fixed
                              Investment Account unless those amounts have been in the fixed Investment Account for at least one year. Amounts transferred from a 3-year or 6-year fixed Investment Account may be subject to a Market Value Charge. The Market Value Charge, if applicable, will be deducted from the amount transferred.

                              Once variable annuity payments have begun, you may transfer all or part of the investment upon which your variable annuity payments are based from one Sub-Account to another. To do this, we will convert the number of variable Annuity Units you hold in the Sub-Account from which you are transferring to a number of variable Annuity Units of the Sub-Account to which you are transferring so that the amount of a variable annuity payment, if it were made at that time, would not be affected by the transfer. After that, your variable annuity payments will reflect changes in the values of your new variable Annuity Units. You must give us notice at least 30 days before the due date of the first variable annuity payment to which the transfer will apply. We reserve the right to limit, upon notice, the maximum number of transfers you may make per Contract Year after variable annuity payments have begun to four.

                              Amount may not be transferred to the 3-year or 6-year Investment Options with 15 years of the Maturity Date.

                              After the Maturity Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.


PART 10                       WITHDRAWAL PROVISIONS

--------------------------------------------------------------------------------

CONTRACT VALUE                Your Contract Value is equal to the total of the
                              Investment Account Values and, if applicable, any amount in the Loan Account attributable to the Contract.

PAYMENTS OF WITHDRAWALS       You may withdraw part or all of the Contract
                              Value, less any Debt, at any time before the earlier of the death of the Annuitant or the Maturity Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS        We may defer the right of withdrawal from, or
                              postpone the date of payments from, the variable
                              Investment Accounts for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) trading on the New York Stock Exchange is restricted; (3) an emergency exists as a result of which disposal of securities held in the Variable
                              Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or (4) the Securities and Exchange Commission, by order, so permits for the protection of security holders;
                              provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions described in
                              (2) and (3) exist.

                              We may defer the right of withdrawal from the fixed Investment Accounts for not more than six months from the day we receive written request and the Contract, if required. If such payments are deferred 30 days or more, the amount deferred will earn interest at a rate not less than 4% per year.

TOTAL WITHDRAWAL              If you are withdrawing all of the Contract Value,
                              we will deduct, if applicable, the Debt, the withdrawal charge, the Market Value Charge and the administration fee from the amount otherwise payable.

PARTIAL WITHDRAWAL            If you are withdrawing part of the Contract Value,
                              you should specify the amount that should be withdrawn from each Investment Option of the Contract. If there are multiple Investment
                              Accounts under a fixed Investment Option, the requested amount from that Investment Option must be withdrawn from those Investment Accounts on a first-in-first-out basis. If you do not specify, the requested amount will be withdrawn in the following order:

                              a) from the variable Investment Accounts, on a pro rata basis,

                              b)  1-year Investment Accounts,

                              c)  3-year Investment Accounts, and

                              d)  6-year Investment Accounts.

                              We will deduct the withdrawal charge and the Market Value Charge, if applicable, from the Contract Value remaining after payment of the requested amount.

WITHDRAWAL CHARGE             If a withdrawal is made from the Contract before
                              the Maturity Date, a withdrawal charge (contingent deferred sales charge) may be assessed against Purchase Payments that have been in your Contract for less than 6 years. No withdrawal charge will apply to Purchase Payments being withdrawn that have been in the Contract for 6 or more years. The amount of the withdrawal charge and when it is assessed is discussed below:

                              1. The free withdrawal amount is defined as the greater of:

                                  a)   the excess of the Contract Value on the
                                       date of withdrawal over the unliquidated
                                       Purchase Payments, or

                                  b)   after the first Contract Year, 10% of
                                       total Purchase Payments minus 100% of all prior partial withdrawals, in that contract year.

                              The free withdrawal amount may be withdrawn free of a withdrawal charge.

                              The free withdrawal amount will be applied to your requested withdrawal in the following order:

                              a)  withdrawals from the variable Investment
                                  Accounts,

                              b)  withdrawals from your 1-year Investment
                                  Accounts,

                              c)  withdrawals from your 3-year Investment
                                  Accounts, and

                              d)  withdrawals from your 6-year Investment
                                  Accounts.

                                  2.   If a withdrawal is made for an amount
                                       greater than the free withdrawal amount, Purchase Payments will be liquidated on a first-in-first-out basis. We will liquidate Purchase Payments in the order such Purchase Payments were made: the oldest unliquidated Purchase Payment first, the next Purchase Payment second, etc...until all Purchase Payments have been liquidated.

                                  3.   A withdrawal charge will be assessed
                                       against Purchase Payments liquidated that have been in the Contract for less than 6 years.

                                  4.   Any Purchase Payments liquidated are
                                       subject to a withdrawal charge based on
                                       the length of time the Purchase Payment
                                       has been in this Contract. The withdrawal charge is determined by multiplying the amount of the Purchase Payment being liquidated by the applicable withdrawal charge percentage obtained from the table below.

                  Number of Complete Years
                Purchase Payment has been in               Withdrawal Charge
                          Contract                             Percentage
                ----------------------------               -----------------
                             0                                     6%
                             1                                     6
                             2                                     5
                             3                                     4
                             4                                     3
                             5                                     2
                             6+                                    0

                              The total withdrawal charge will be the sum of the withdrawal charges for the Purchase Payments being liquidated.

                              5. The withdrawal charge is deducted from the Contract Value remaining after you are paid the amount requested, except in the case of a complete withdrawal when it is deducted from the amount otherwise payable. In the case of a partial withdrawal, the amount requested from an Investment Account may not exceed the value of that Investment Account less any applicable withdrawal charge and/or Market Value Charge, if applicable.

                              6. In no event will the aggregate withdrawal charge be greater than 6% of the total Purchase Payments made.

FREQUENCY AND AMOUNT OF       You may make as many partial withdrawals as you
PARTIAL WITHDRAWAL            wish. Any withdrawal from an Investment Account of
                              the Contract must be at least $300 or the entire balance of the Investment Account, if less. If after the withdrawal, the amount remaining in the Investment Account is less than $100, then we will consider the withdrawal request to be a request for withdrawal of the entire amount held in the Investment Account. If a partial withdrawal would reduce the Contract Value to less than $300, then we will treat the partial withdrawal request as a total withdrawal of the Contract Value.

PART 11                       CHARGES AND DEDUCTIONS

--------------------------------------------------------------------------------

MORTALITY AND EXPENSE         Amounts invested in a variable Investment Option
RISK CHARGE                   are subject to a mortality and expense risk charge
                              to compensate us for assuming the mortality and expense risks. We deduct from each Sub-Account a charge each Valuation Period at an annual rate of 1.25% (0.8% for mortality risk an 0.45% for expense risk). There are no mortality and expense risk charges associated with fixed investment options.

ADMINISTRATION FEES           To compensate us for assuming certain
                              administrative expenses we charge administration fees equal to $30 per year plus we deduct from each Sub-Account a charge each Valuation Period at an annual rate of 0.15%. The 0.15% administration fee does not apply to the fixed Investment Option.

                              Prior to the Maturity Date, the $30 administrative fee is deducted on each Contract Anniversary. It is withdrawn from each Investment Option in the same proportion that the value of the Investment Accounts of each Investment Option bears to the Contract Value. If the Contract Value is totally withdrawn on any date other than the Contract Anniversary, we will deduct the total amount of the $30 administration fee from the amount paid. During the annuity period, the $30 administration fee is deducted on a pro rata basis from each annuity payment.

                              The 0.15% administration fee is added to the mortality and expense risk charge of 1.25% and is reflected in the net investment factor used to determine the value of Accumulation Units and Annuity Units for the variable portion of the Contract.

TAXES We reserve the right to charge certain taxes against your Purchase Payments, Contract Value, or annuity payments, as appropriate. Such taxes may include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Purchase Payments, or from the issuance of this Contract, or from the commencement or continuance of annuity payments under this Contract.


PART 12                       LOAN PROVISION (QUALIFIED CONTRACTS ONLY)

--------------------------------------------------------------------------------

GENERAL This loan provision applies only to certain Qualified Contracts and is available commencing on January 1, 1990. While this Contract is in force, you may borrow using the Contract as the sole security for the loan. We will usually make a loan within seven days after we receive your request, subject to suspension of payments as set forth in
                              Part 10.

LOAN VALUE                    The maximum loan value is 80% of the Contract
                              Value. You may borrow an amount up to the maximum loan value less any existing Debt.

EFFECT OF THE LOAN            Your investment in each Investment Account will be
                              reduced by the amount withdrawn from that Investment Account in connection with the loan and such amount will be transferred to the Loan
                              Account. Unless you request otherwise, we will withdraw the amount of the loan from each Investment Option in the same manner as partial withdrawals. If we withdraw part of the loan from your fixed Investment Account, a Market Value
                              Charge may be applied. On each Contract
                              Anniversary the excess of the Debt over the amount in the Loan Account attributable to your Contract will be transferred from the Investment Accounts to the Loan Account. Any amounts in the Loan
                              Account will earn interest at 4% per annum.

                              Since the amount of a loan is removed from the Investment Accounts, a loan will have a permanent effect on the Contract Value of this Contract. The longer the loan is outstanding, the greater the effect is likely to be.

LOAN INTEREST                 The loan interest rate will be 6% per annum.
                              Interest will be payable in arrears on each Contract Anniversary. Any interest not paid when due will be added to the Debt and bear interest in the same manner.

REPAYMENT                     You may repay any Debt in whole or in part while
                              this Contract is in force. An amount equal to the amount of loan repayment will be transferred from the Loan Account to the Investment Options in the same proportion as Purchase Payments are currently allocated, unless you request otherwise. Loans must be repaid within 5 years, except for loans to acquire a principal residence for you or your family. Repayments must be made at least quarterly.

GRACE PERIOD                  If, on any date, the Debt exceeds the Contract
                              Value, then the Contract will be in default. In this case we will send you a notice of default and tell you what payment is needed to bring the Contract out of default. You will have a 31-day grace period from the date of mailing of such notice during which to pay the default amount. If the required payment is not paid within the grace period, the Contract will foreclose (terminate without value).

PART 13                       PAYMENT OF CONTRACT BENEFITS

--------------------------------------------------------------------------------

GENERAL Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below.

ALTERNATE                     Instead of settlement in accordance with the
ANNUITY OPTIONS               Annuity Options described below, you may choose an
                              alternate form of settlement acceptable to us.

DESCRIPTION OF ANNUITY        Option 1: Life Annuity
OPTIONS

                              (a) Life Non-Refund. We will make payments during
                                  the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

                              (b) Life 10-Year Certain. We will make payments
                                  for 10 years and after that during the
                                  lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

                              Option 2: Joint and Survivor Life Annuity

                              (a) Joint and Survivor Non-Refund. We will make
                                  payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                              (b) Joint and Survivor with 10-Year Certain. We
                                  will make payments for 10 years and after that during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period certain.

ANNUITY PAYMENT RATES         The annuity payment rates on the attached tables
                              show, that for each $1,000 applied, the dollar amount of both (a) the first monthly variable annuity payment based on the assumed interest rate of 4% and (b) the monthly fixed annuity payment, when this payment is based on the minimum guaranteed interest rate of 4% per year. The annuity payment rates for payments made on a less frequent basis (quarterly, semiannual or annual) will be quoted by us upon request.

                              The annuity payment rates are based on the 1983 Table A projected at Scale G with interest at the rate of 4% per annum and assume births in year

                              1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due, as follows:

            Calendar Year of Birth                  Adjustment to Actual Age
            ----------------------                  ------------------------
                  1899-1905                                    +6
                  1906-1911                                    +5
                  1912-1918                                    +4
                  1919-1925                                    +3
                  1926-1932                                    +2
                  1933-1938                                    +1
                  1939-1945                                     0
                  1946-1951                                    -1
                  1952-1958                                    -2
                  1959-1965                                    -3
                  1966-1972                                    -4
                  1973-1979                                    -5
                  1980 +                                       -6


                              The dollar amount of annuity payment for any age or combination of ages not shown following or for any other form of Annuity Option agreed to by us will be quoted on request.

                     AMOUNT OF FIRST MONTHLY ANNUITY PAYMENT
                           PER $1000 OF CONTRACT VALUE

                             OPTION 1: LIFE ANNUITY

Option 1(A): Non-Refund                                             Option 1 (B): 10-Year Certain
-----------------------                                             -----------------------------
        Adjusted                                                    Adjusted
        Age of                                                      Age of
        Annuitant             Male            Female                Annuitant             Male         Female
        ---------             ----            ------                ---------             ----         ------
        55                    4.83            4.44                  55                    4.78         4.41
        60                    5.24            4.74                  60                    5.15         4.70
        65                    5.79            5.15                  65                    5.62         5.08
        70                    6.35            5.70                  70                    6.21         5.58
        75                    7.51            6.49                  75                    6.89         6.21
        80                    8.81            7.56                  80                    7.65         6.98
        85                    10.57           9.06                  85                    8.40         7.80


                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund

                                           Age of Co-Annuitant
--------------------------------------------------------------------------------------------------
Adjusted
Age of              10 Years          5 Years          Same              5 Years          10 Years
Annuitant           Younger           Younger          Age               Older            Older
--------------------------------------------------------------------------------------------------
55                  3.87              3.99             4.13              4.27             4.41
60                  4.02              4.18             4.36              4.55             4.73
65                  4.21              4.43             4.67              4.92             5.16
70                  4.47              4.76             5.08              5.43             5.75
75                  4.80              5.20             5.65              6.11             6.54
80                  5.26              5.80             6.41              7.04             7.60
85                  5.89              6.63             7.47              8.29             8.97
Option 2(B): 10 Year Certain
                                           Age of Co-Annuitant
--------------------------------------------------------------------------------------------------
Adjusted
Age of              10 Years          5 Years          Same              5 Years          10 Years
Annuitant           Younger           Younger          Age               Older            Older
--------------------------------------------------------------------------------------------------
55                  3.87              3.99             4.13              4.27             4.41
60                  4.02              4.18             4.36              4.55             4.73
65                  4.21              4.43             4.66              4.91             5.15
70                  4.46              4.75             5.07              5.40             5.70
75                  4.80              5.18             5.61              6.03             6.39
80                  5.24              5.75             6.30              6.81             7.20
85                  5.82              6.47             7.13              7.68             8.06
--------------------------------------------------------------------------------------------------

Monthly installments for ages not shown will be furnished on request.

                       TABLE OF GUARANTEED MINIMUM VALUES
                          FOR FIXED INVESTMENT OPTIONS

Shown below are the guaranteed minimum values of the fixed Investment Options of this Contract based on Purchase Payments of $1,000 at the beginning of Contract Years 1 through 14 inclusive.

The withdrawal value is equal to the Contract Value less the Withdrawal Charges, where the Contract Value equals the accumulated Purchase Payments less the accumulated Annual Administration Fee. If Purchase Payments are more than $1,000 annually, the withdrawal value is calculated as follows: (A - B - C), where

A = (Purchase Payment / 1000) x accumulated Purchase Payments
B = Accumulated Annual Administration Fee
C = (Purchase Payment / 1000) x Withdrawal Charge

These values apply, prior to the annuity commencement, at the end of the Contract Years shown. These values are based on the minimum guaranteed rate of 4% applied to all years. This table assumes there have been no partial withdrawals, and that all Payments are made at the beginning of the Contract Year. All values are equal to or greater than those required by the State in which this Contract is delivered. During any Contract Year, the values will be determined with due allowance for the lapse of time and or payments made during the Contract Year.

If a fixed Investment Option, other than the 1-year fixed Investment Option, earns interest at a rate of more than the contractual minimum of 4%, a Market Value Charge may apply.

The effective rate of return represents the annual interest rate at which the accumulation of 100% of all Purchase Payments would be equal to the withdrawal value at the end of each year as specified.

    End of             Accumulated       Accumulated
   Contract               Purchase            Annual          Withdrawal       Withdrawal      Effective rate
     Year                 Payments        Admin. Fee              Charge            Value           of return

       1                 $1,040.00            $30.00              $60.00          $950.00               -5.0%
       2                 $2,121.60            $61.20             $111.62        $1,948.78               -1.7%
       3                 $3,246.46            $93.65             $161.17        $2,991.64               -0.1%
       4                 $4,416.31           $127.40             $203.33        $4,085.58                0.9%
       5                 $5,632.95           $162.50             $238.23        $5,232.22                1.6%
       6                 $6,898.26           $199.00             $260.00        $6,439.26                2.1%
       7                 $8,214.18           $236.96             $260.00        $7,717.22                2.5%
       8                 $9,582.74           $276.44             $260.00        $9,046.30                2.8%
       9                $11,006.04           $317.50             $260.00       $10,428.54                3.0%
      10                $12,486.27           $360.20             $260.00       $11,866.07                3.1%
      11                $14,025.71           $404.61             $260.00       $13,361.10                3.3%
      12                $15,626.73           $450.79             $260.00       $14,915.94                3.4%
      13                $17,291.79           $498.82             $260.00       $16,532.97                3.4%
      14                $19,023.45           $548.77             $260.00       $18,214.68                3.5%
      15                $19,784.38           $600.72             $200.00       $18,983.66                3.6%
      16                $20,575.75           $654.75             $140.00       $19,781.00                3.6%
      17                $21,398.78           $710.94              $90.00       $20,597.84                3.7%
      18                $22,254.74           $769.38              $50.00       $21,435.36                3.7%
      19                $23,144.94           $830.16              $20.00       $22,294.78                3.8%
      20                $24,070.74           $893.37               $0.00       $23,177.37                3.8%


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


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--------------------------------------------------------------------------------

THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NORTH AMERICA
--------------------------------------------------------------------------------

Manulife Financial and the block design are registered marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries.